                                                                    EXHIBIT 99

            [LETTERHEAD OF ARY, EARMAN AND ROEPCKE APPEARS HERE]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:


    We have audited the accompanying statements of net assets available for plan benefits of The Limited, Inc. Savings and Retirement Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsi- bility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by manage- ment, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                                   /s/ ARY, EARMAN AND ROEPCKE


Columbus, Ohio,
March 24, 1994.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                               DECEMBER 31, 1993
                               -----------------

                                                               Limited           Fixed
ASSETS                                         TOTAL          Stock Fund       Income Fund      Indexed Fund         World Fund
- - ------                                      ------------     ------------      ------------     ------------        -------------
Investments, at Fair Value:
 Determined by Quoted Market Price
   Common Stock of The Limited, Inc.
     (Cost $28,548,294)                     $ 76,924,612     $ 76,924,612      $      --        $      --           $      --
   Vanguard Indexed Mutual Fund
     (Cost $15,690,019)                       17,288,449            --                --          17,288,449               --
   Vanguard World Mutual Fund
     (Cost $13,532,146)                       13,799,287            --                --               --             13,799,287
 Determined By Contract Value:
   Guaranteed Investment Contracts:
     Vanguard Investment Contract Trust       46,129,637            --           46,129,637            --                  --
     Metropolitan Life Insurance              11,929,738            --           11,929,738            --                  --
     John Hancock Life Insurance               1,693,809            --            1,693,809            --                  --
 Temporary Investments (Cost
   approximates fair value)                      351,056            2,390           312,905           17,880              17,881
                                            ------------     ------------      ------------     ------------        ------------
     Total Investments                       168,116,588       76,927,002        60,066,089       17,306,329          13,817,168

Contribution Receivable from Employers        16,654,367        2,961,061         8,853,901        2,637,242           2,202,163
Receivable from Employers for Withheld
 Participants' Contributions                     884,649          111,468           381,942          227,114             164,125
Due from Brokers                                 531,601          531,601             --               --                  --
Interfund Transfers                                --            (856,847)          373,730          340,564             142,553
Accrued Interest and Dividends                     1,373              621               358              143                 251
Other Assets                                         780            --                  368            --                    412
                                            ------------     ------------      ------------     ------------        ------------
     Total Assets                            186,189,358       79,674,906        69,676,388       20,511,392          16,326,672
                                            ------------     ------------      ------------     ------------        ------------
LIABILITIES
- - -----------

Other Liabilities                                  1,218            1,218             --               --                  --
Administrative Fees Payable                      699,365          320,641           249,463           71,876              57,385
                                            ------------     ------------      ------------     ------------        ------------
     Total Liabilities                           700,583          321,859           249,463           71,876              57,385
                                            ------------     ------------      ------------     ------------        ------------

NET ASSETS AVAILABLE FOR PLAN BENEFITS      $185,488,775     $ 79,353,047      $ 69,426,925     $ 20,439,516        $ 16,269,287
                                            ============     ============      ============     ============        ============

    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
              ---------------------------------------------------

                               DECEMBER 31, 1992
                               -----------------

                                                               Limited          Fixed
ASSETS                                         TOTAL          Stock Fund      Income Fund     Indexed Fund      World Fund
- - ------                                      ------------     ------------     ------------    ------------     ------------
Investments, at Fair Value:
 Determined by Quoted Market Price:
   Common Stock of The Limited, Inc.
     (Cost $24,610,491)                     $142,525,467     $142,525,467     $    --          $    --           $     --
   Vanguard Indexed Mutual Fund
     (Cost $13,008,597)                       14,049,457          --               --           14,049,457             --
   Vanguard World Mutual Fund
     (Cost $13,168,311)                       13,908,741          --               --               --             13,908,741
 Determined By Contract Value:
   Guaranteed Investment Contracts:
     Vanguard Investment Contract Trust       49,987,244          --            49,987,244          --                 --
     Metropolitan Life Insurance              10,852,749          --            10,852,749          --                 --
     John Hancock Life Insurance               3,190,512          --             3,190,512          --                 --
 Temporary Investments (Cost
   approximates fair value)                       76,655           76,655          --               --                 --
                                            ------------     ------------     ------------     ------------      ------------
     Total Investments                       234,590,825      142,602,122       64,030,505       14,049,457        13,908,741

Contribution Receivable from Employers        14,554,945        3,643,073        7,739,884        1,487,099         1,684,889
Receivable from Employers for Withheld
 Participants' Contributions                     853,266          289,201          286,968          133,213           143,884
Due from Brokers                               1,557,031        1,454,170           --               21,387            81,474
Interfund Transfers                               --             (121,760)         168,224           14,396           (60,860)
Accrued Interest and Dividends                     3,147            2,812              294               13                28
Other Assets                                         368           --                  368           --                --
                                            ------------     ------------     ------------     ------------      ------------
     Total Assets                            251,559,582      147,869,618       72,226,243       15,705,565        15,758,156
                                            ------------     ------------     ------------     ------------      ------------
LIABILITIES
- - -----------
Other Liabilities                                  1,218            1,218           --               --                --
Administrative Fees Payable                      187,534          106,152           57,675           12,247            11,460
                                            ------------     ------------     ------------     ------------      ------------
     Total Liabilities                           188,752          107,370           57,675           12,247            11,460
                                            ------------     ------------     ------------     ------------      ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS      $251,370,830     $147,762,248     $ 72,168,568     $ 15,693,318      $ 15,746,696
                                            ============     ============     ============     ============      ============

   The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                ---------------------------------------------

       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
       --------------------------------------------------------------

                    FOR THE YEAR ENDED DECEMBER 31, 1993
                    ------------------------------------

                                                                 Limited          Fixed
                                                   Total        Stock Fund     Income Fund       Indexed Fund       World Fund
                                               ------------    ------------   ------------       ------------      ------------
Investment Income:
 Increase (Decrease) in Net
   Unrealized Appreciation                     $(51,165,802)   $(51,222,621)  $      --          $    537,811      $   (480,992)
 Realized gain on Sale of Securities              4,073,977       3,367,169          --               636,926            69,882
 Interest                                         4,439,846           6,689      4,429,569              1,880             1,708
 Dividends                                        1,783,025       1,783,025          --                  --                --
 Mutual Funds' Earnings                             657,135           --             --               464,994           192,141
                                               ------------    ------------   ------------       ------------      ------------
   Total Investment Income (Loss)               (40,211,819)    (46,065,738)     4,429,569          1,641,611          (217,261)
                                               ------------    ------------   ------------       ------------      ------------
Contributions:
 Employers                                       23,371,564       5,561,152     11,270,178          3,496,942         3,043,292
 Participants                                    10,428,961       3,098,271      3,790,368          1,934,509         1,605,813
                                               ------------    ------------   ------------       ------------      ------------
   Total contributions                           33,800,525       8,659,423     15,060,546          5,431,451         4,649,105
                                               ------------    ------------   ------------       ------------      ------------
Transfer of Participants' Account
 Balances from Affiliated Plans                   1,140,371           --           514,198            422,367           203,806
                                               ------------    ------------   ------------       ------------      ------------
Transfer of Participants' Account
 Balances to Former Affiliate's Plan            (20,815,838)     (5,390,244)   (10,483,032)        (3,227,343)       (1,715,219)
                                               ------------    ------------   ------------       ------------      ------------
Interfund Transfers                                   --         (4,461,978)     1,028,778          3,401,455            31,745
                                               ------------    ------------   ------------       ------------      ------------
Administrative Expense                             (752,234)       (354,091)      (261,967)           (75,921)          (60,255)
                                               ------------    ------------   ------------       ------------      ------------
Benefits to Participants                        (39,043,060)    (20,796,573)   (13,029,735)        (2,847,422)       (2,369,330)
                                               ------------    ------------   ------------       ------------      ------------
Increase (Decrease) in Net Assets
 Available for Plan Benefits                    (65,882,055)    (68,409,201)    (2,741,643)         4,746,198           522,591

Beginning Net Assets Available for Plan
 Benefits                                       251,370,830     147,762,248     72,168,568         15,693,318        15,746,696
                                               ------------    ------------   ------------       ------------      ------------
Ending Net Assets Available for Plan
 Benefits                                      $185,488,775    $ 79,353,047   $ 69,426,925       $ 20,439,516      $ 16,269,287
                                               ============    ============   ============       ============      ============



   The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        --------------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1992
                     ------------------------------------


                                                             Limited          Fixed                                     Balanced
                                          Total            Stock Fund      Income Fund   Indexed Fund     World Fund      Fund
                                       ------------       ------------   --------------  ------------    ------------  ------------
Investment Income:
  Increase (Decrease) in Net
    Unrealized Appreciation            $(35,113,811)      $(30,558,791)  $       --      $  1,040,860    $    740,430  $ (6,336,310)

  Realized Gain on Sale of
    Securities                           14,724,409         14,621,430           --            76,279          26,700         --
  Master Trusts' Earnings                 5,079,699               --            410,088          --              --       4,669,611
  Interest                                3,339,282             20,979        3,317,745           273             285         --
  Dividends                               1,656,283          1,656,283           --              --              --           --
  Mutual Funds' Earnings                    569,200               --             --           336,311         232,889         --
                                       ------------       ------------   --------------  ------------    ------------  ------------
    Total Investment Income (Loss)       (9,744,938)       (14,260,099)       3,727,833     1,453,723       1,000,304    (1,666,699)
                                       ------------       ------------   --------------  ------------    ------------  ------------
Contributions:
  Employers:
    Cash                                 21,629,777          6,331,664       10,291,305     2,211,975       2,391,300       403,533
    The Limited, Inc. Common Stock        2,252,884          2,252,884           --              --              --           --
  Participants                            9,745,785          3,664,723        3,776,604       846,944         877,007       580,507
                                       ------------       ------------   --------------  ------------    ------------  ------------
    Total Contributions                  33,628,446         12,249,271       14,067,909     3,058,919       3,268,307       984,040
                                       ------------       ------------   --------------  ------------    ------------  ------------
Transfer of Participants' Account
  Balances from Affiliated Plans        121,306,985         61,642,002       12,602,071          --              --      47,062,912
                                       ------------       ------------   --------------  ------------    ------------  ------------
Interfund Transfers                           --            (4,110,765)      46,737,477    12,081,798      12,305,257   (67,013,767)
                                       ------------       ------------   --------------  ------------    ------------  ------------
Administrative Expense                     (386,007)          (225,205)        (113,686)      (23,692)        (23,424)        --
                                       ------------       ------------   --------------  ------------    ------------  ------------
Benefits to Participants                (43,518,434)       (29,018,749)     (12,495,636)     (877,430)       (803,748)     (322,871)
                                       ------------       ------------   --------------  ------------    ------------  ------------
Increase (Decrease) in Net Assets
  Available for Plan Benefits           101,286,052         26,276,455       64,525,968    15,693,318      15,746,696   (20,956,385)


Beginning Net Assets Available for
  Plan Benefits                         150,084,778        121,485,793        7,642,600         --               --      20,956,385
                                       ------------       ------------   --------------  ------------    ------------  ------------
Ending Net Assets Available for
  Plan Benefits                        $251,370,830       $147,762,248   $   72,168,568  $ 15,693,318    $ 15,746,696  $      --
                                       ============       ============   ==============  ============    ============  ============


   The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        --------------------------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1991
                     ------------------------------------

                                                               Limited          Fixed          Balance
                                                Total         Stock Fund     Income Fund        Fund
                                             ------------    ------------    -----------     ------------
Investment Income:
  Increase in Net Unrealized Appreciation   $ 54,875,493     $ 52,992,078     $   --         $  1,883,415
  Realized gain on Sale of Securities          2,192,097       2,192,097          --              --
  Master Trusts' Earnings                      1,594,746          --             555,102       1,039,644
  Dividends                                    1,315,315       1,315,315          --              --
  Interest                                         4,085           4,085          --              --
                                            -------------    ------------    ------------    ------------

    Total Investment Income                   59,981,736      56,503,575         555,102       2,923,059
                                            -------------    ------------    ------------    ------------
Contributions:
  Employers                                    4,315,801       1,040,171         555,793       2,719,837
  Participants                                 2,964,282       1,510,956         775,582         677,744
                                            -------------    ------------    ------------    ------------
    Total contributions                        7,280,083       2,551,127       1,331,375       3,397,581
                                            -------------    ------------    ------------    ------------
Transfer of Participants' Account Balance
 from Affiliated Plans                        (3,012,346)     (2,511,535)        (75,506)       (425,305)
                                            -------------    ------------    ------------    ------------
Forfeitures                                       --            (914,897)         --             914,897
                                            -------------    ------------    ------------    ------------
Interfund Transfers                               --          (1,098,251)        305,647         792,604
                                            -------------    ------------    ------------    ------------

Benefits to Participants                     (27,355,442)    (24,823,105)       (545,585)     (1,986,752)
                                            -------------    ------------    ------------    ------------

Increase in Net Assets Available for Plan     36,894,031      29,706,914       1,571,033       5,616,084
 Benefits

Beginning Net Assets Available for Plan      113,190,747      91,778,879       6,071,567      15,340,301
 Benefits                                   -------------    ------------    ------------    ------------

Ending Net Assets Available for Plan        $150,084,778     $121,485,793    $  7,642,600    $ 20,956,385
 Benefits                                   =============    ============    ============    ============


   The accompanying notes are an integral part of this financial statement.

                THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                ---------------------------------------------

                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------



(1)  DESCRIPTION OF THE PLAN
     -----------------------

     General
     -------

     The Limited, Inc. Savings and Retirement Plan (the "Plan"), formerly The
        Limited Stores Savings and Retirement Plan, is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan. At December 31, 1993, there were 20,446 participants in the Plan.

     Effective January 1, 1992, the plans of affiliates, except Fulcrum
        Management Group Savings and Retirement Plan, were merged and all assets and liabilities of the affiliate plans were pooled into the Plan. Effective January 1, 1993, the Fulcrum Management Group Savings and Retirement Plan was merged into the Plan.

     On August 31, 1993, The Limited, Inc. sold 60% of its interest in
        Brylane, Inc. and the assets and liabilities allocated to the employees of Brylane, Inc. and its affiliates were transferred to the Brylane L.P. Savings and Retirement Plan.

     The following description of the Plan provides only general information.
        Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

     Amendments
     ----------

     Effective May 1, 1991, the Plan was amended and restated to restrict certain transactions for participants defined by the Plan to have insider information.

     Effective January 1, 1992, the Plan was amended and restated to, among other things, (1) change the sponsorship of the Plan to the Limited Service Corporation from The Limited, Inc., (2) rename the Plan The Limited, Inc. Savings and Retirement Plan from The Limited Stores Savings and Retirement Plan and (3) change the Employers' retirement contributions as noted under "Employer Contributions" below.

     Effective April 1, 1992, the Plan was amended and restated to, among other things, (1) allow participants to change investment directions quarterly and in 1% increments from semi-annually and 10%, (2) allow participants to direct the investment of the Employers' retirement contribution and (3) allow the payment of benefits as noted under "Payment of Benefits" below.

     Contributions
     -------------

     Employer Contributions:

     The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the first $200,000 adjusted annually based on the cost of living adjustment. The annual compensation limit for the Plan year ended December 31, 1993, was $235,840. Prior to the amendments effective January 1, 1992 there was no service related retirement contribution.

     The Employers may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

     Participant Voluntary Contributions:

     A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under Section 402(g) of the Internal Revenue Code adjusted annually ($8,994 at December 31, 1993). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code and, if so limited, a participant may elect to make up the difference through an additional voluntary non-tax-deferred cash contribution.

     A participant earning annually more than $64,245, $62,345 and $60,535, for the years ended December 31, 1993, 1992 and 1991, respectively, may be limited to voluntary contributions to the Plan of less than 6% due to requirements by Section 401(k) of the Internal Revenue Code based on the current levels of participant voluntary contributions.

     Vesting
     -------

     A participant is fully and immediately vested for voluntary and rollover contributions. A summary of vesting percentages in the Employers' contributions follows:

        Years of Vested Service                     Percentage
        -------------------------                   -----------
        Less than 3 years                                  0%
        3 years                                           20
        4 years                                           40
        5 years                                           60
        6 years                                           80
        7 years                                          100

     Payment Of Benefits
     -------------------

     The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason, participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $3,500 have the option to leave their accounts invested in the Plan until age
        65. All benefits shall be paid as a lump-sum distribution. Those participants holding greater than 100 shares of Employer Securities will be distributed in shares. Prior to the amendment effective April 1, 1992, participants had the option to receive cash in lieu of shares. Effective January 1, 1993, participants have the option to have their benefit paid directly to an eligible retirement plan specified by the participant.

     A participant who is fully vested in his or her account and who has participated in the Plan for a least five years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

     Amounts Allocated Participants Withdrawn from the Plan
     ------------------------------------------------------

     The vested portion of net assets available for plan benefits allocated to participants withdrawn from the plan as of December 31, 1993, is set forth below:

                                                   Fixed
                                     Limited      Income     Indexed    World
                          Total     Stock Fund     Fund        Fund      Fund
                        ----------  ----------  ----------  ---------  ---------

     December 31, 1993  $2,746,868  $  964,773  $1,332,112  $ 280,308  $ 169,675

     Forfeitures
     -----------

     Forfeitures are used to reduce the Employers' required contributions. In
        1993, 1992 and 1991, forfeitures utilized amounted to $2,362,621, $2,937,347 and $2,065,217, respectively.


     Expenses and Unallocated Earnings
     ---------------------------------

     Administrative expenses of the Plan may be paid from the Plan unless the Employers elect to pay such expenses. Prior to July 1, 1992, expenses of the Plan were paid by the Employers. Since July 1, 1992, the Plan has been paying these expenses from earnings not allocated to participants' accounts. Unallocated earnings being held as of December 31, 1993 and 1992 are set forth below:

                                    Limited    Fixed
                                     Stock     Income   Indexed    World
                           Total     Fund      Fund       Fund     Fund
                          --------  --------  --------  --------  --------

     December 31, 1993    $974,367  $402,278  $289,298  $149,361  $133,430

     December 31, 1992    $279,153  $ 93,288  $ 51,649  $ 67,801  $ 66,415

     Tax Determination
     -----------------

     The Plan obtained its latest determination letter on June 26, 1991, in which the Internal Revenue Service stated that the Plan, as amended and restated July 1, 1990, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended subsequent to July 1, 1990, but no request for a new determination letter has been made. However, the Employers and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of the financial statement date. Accordingly, the following Federal income tax rules will apply to the
        Plan:

           Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

           The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

     The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.


(2)  SUMMARY OF ACCOUNTING POLICIES
     ------------------------------

     The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. If available, quoted market prices are used to value investments. The amounts for investments that have no quoted market price are shown at their estimated fair value, which is determined based on yields equivalent for such securities or for securities of comparable maturity, quality, and type as obtained from market makers. Guaranteed investment contracts issued by insurance companies are valued at contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less Plan withdrawals and administration expenses charged by the insurance companies. Master trusts are valued at the total fair value of the investments held by the master trust.

     Realized gains or losses on the distribution or sale of securities represent the difference between the average cost of such securities held and the fair value on the date of distribution or sale.

(3)  INVESTMENTS
     -----------

     Net unrealized appreciation, equal to the difference between cost and fair value of all investments held at the applicable valuation dates, is recognized in determining the value of each fund. The unrealized appreciation as of December 31, 1993, 1992 and 1991 follows:

                                                Unrealized Appreciation
                                                -----------------------

                                           Limited        Fixed
                                            Stock        Income       Indexed         World       Balanced
                              Total         Fund          Fund          Fund           Fund         Fund
                          ------------  ------------  ------------  ------------  ------------  ------------
     December 31, 1993    $ 50,241,889  $ 48,376,318  $       -     $  1,598,430  $    267,141  $       -

     December 31, 1992    $119,696,266  $117,914,976  $       -     $  1,040,860  $    740,430  $       -

     December 31, 1991    $116,927,475  $115,270,437  $       -     $       -     $       -     $  1,657,038

     The following is a summary of the net gain on securities sold during the periods ended December 31, 1993, 1992 and 1991:

                                          Limited         Fixed
                                           Stock         Income         Indexed         World
                            Total          Fund           Fund           Fund           Fund
                         -----------    -----------    -----------    -----------    -----------
   Period Ended
   December 31, 1993
    Proceeds             $47,420,114    $ 4,627,603    $29,287,560     $7,187,529     $6,317,422
    Cost                  43,346,137      1,260,434     29,287,560      6,550,603      6,247,540
                         -----------    -----------    -----------     ----------     ----------
    Net Realized Gain    $ 4,073,977    $ 3,367,169    $      -        $  636,926     $   69,882
                         ===========    ===========    ===========     ==========     ==========

   Period Ended
   December 31, 1992
    Proceeds             $33,651,152    $17,863,464    $13,045,550     $1,662,911     $1,079,227
    Cost                  18,926,743      3,242,034     13,045,550      1,586,632      1,052,527
                         -----------    -----------    -----------     ----------     ----------
    Net Realized Gain    $14,724,409    $14,621,430    $      -        $   76,279     $   26,700
                         ===========    ===========    ===========     ==========     ==========

   Period Ended
   December 31, 1991
    Proceeds             $ 2,328,032    $ 2,328,032    $      -       $      -       $      -
    Cost                     135,935        135,935           -              -              -
                         -----------    -----------    -----------     ----------     ----------
    Net Realized Gain    $ 2,192,097    $ 2,192,097    $      -       $      -       $      -
                         ===========    ===========    ===========    ===========    ===========

     Contributions under the Plan are invested in one of four investment funds:
        (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Investment Contract Trust and other guaranteed investment contracts issued by insurance companies, (3) the Indexed Fund, which is invested in the Vanguard Indexed Fund, and (4) the World Fund, which is invested in the Vanguard World Fund.

     Prior to April 1, 1992, the Fixed Fund was invested through a master trust consisting of guaranteed investment contracts issued by insurance companies and the Plan provided for a Balanced Fund, which was invested through a master trust consisting of stocks, bonds, notes, investment contracts, cash and cash equivalents. Effective April 1, 1992, the Balanced Fund was eliminated as an investment election when the Indexed and World Funds were offered.

     Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant. There are 6,824 participants in the Limited Stock Fund, 14,351 in the Fixed Income Fund, 3,524 in the Indexed Fund, and 3,151 in the World Fund at December 31, 1993.

     The Balanced Fund was held in The Limited, Inc. Balanced Fund Master Trust
        (the "Balanced Fund Trust") along with other balanced funds of other employee benefit plans of the Employers' affiliates. Effective April 1, 1992, the Balanced Fund Trust was terminated with the assets being sold and cash distributed to the participating plans. The Plan's participation in the Balanced Fund Trust assets was based on fair value and monthly earnings in the Balanced Fund Trust were allocated based on the respective Plan's investment as of the 15th of the month.

     The Fixed Income Fund was held in The Limited Fixed Income Fund Master
        Trust (the "Fixed Income Fund Trust") along with other fixed income funds of other employee benefit plans of the Employers' affiliates. Effective April 1, 1992, the Fixed Income Fund Trust was terminated and the assets distributed to the respective participating plans. The Plan's participation in the Fixed Income Fund Trust assets was based on fair value and monthly earnings in the Fixed Income Fund Trust were allocated based on the respective Plan's investment as of the 15th of the month in each of the investment pools within the Fixed Income Fund Trust.


(4)  PLAN ADMINISTRATION
     -------------------

     The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.


(5)  PLAN TERMINATION
     ----------------

     Although the Employers have not expressed any intent, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.